Exhibit 10.2
NASHUA CORPORATION
Restricted Stock Unit Agreement
Granted Under 2008 Directors’ Plan
     This Restricted Stock Unit Agreement (this “Agreement”) is made this [       ] day of [            ], 20[ ] (the “Grant Date”), between Nashua Corporation, a Massachusetts corporation (the “Company”), and [           ] (the “Participant”).
     1. Grant and Issuance of Shares.
     The Company shall issue to the Participant, and the Participant shall acquire and accept from the Company, subject to the terms and conditions set forth in this Agreement and in the Company’s 2008 Directors’ Plan (the “Plan”), [       ] restricted stock units (individually, an “RSU” and collectively, the “RSUs”). Each RSU represents the right to receive one share of common stock, par value $1.00 per share, of the Company (the “Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.” The Participant agrees that the Shares shall be subject to (without limitation) the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
     2. Vesting; Forfeiture.
          (a) The RSUs shall be vested 25% as of the Grant Date and, for as long as the Participant continues to serve as a member of the Company’s Board of Directors, shall vest as to an additional 25% of the Shares subject to the RSUs at the end of each successive three-month period following the Grant Date until fully vested.
          (b) Any Shares subject to the RSUs that have not vested on or before the date upon which the Participant resigns or retires from, or ceases for any reason to be a member of, the Company’s Board of Directors shall be forfeited to the Company.
     3. Distribution of Shares.
          (a) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
          (b) The RSUs shall be settled, and the Shares subject to the RSUs shall be delivered to the Participant, [drafting note – select one option: upon the / on the ___anniversary of / in ___equal annual installments beginning on the ___anniversary of] Participant’s retirement or resignation from, or other event upon which the Participant ceases to be a member of, the Company’s Board of Directors, but only if such retirement, resignation or other cessation of Board membership is a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). [Optional provision: Notwithstanding the foregoing, the RSU shall be settled, and the Shares subject to the RSUs shall be delivered to the Participant, upon the Participant’s death or cessation of Board membership due to disability.] Notwithstanding any provision of the Plan to the contrary, neither the Company nor the Participant may accelerate or defer the delivery of the Shares, except as provided in this Agreement.
          (c) If the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any issuance of Shares hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such issuance of Shares shall be delayed until the earlier of (i) the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code or (ii) the death of the Participant.
     4. Restrictions on Transfer.
     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, that are subject to the forfeiture provisions under Section 2 above, except that the Participant may transfer such RSUs (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such RSUs shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions set forth in Section 2 above) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
     5. Dividend and Other Shareholder Rights.
     Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.
     6. Provisions of the Plan; Reorganization Event.
          (a) This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
          (b) Upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the RSUs were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the RSUs under this Agreement. If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the RSUs is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.
     7. Withholding Taxes; No Section 83(b) Election.
          (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the forfeiture provisions provided for herein.
          (b) The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this award.
     8. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as a director of the Company (not through the act of being elected or appointed as a director or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued service as a director or engagement as an employee or consultant for the vesting period, for any period, or at all.
          (b) Assignment. The Company shall have the right to assign this Agreement, or any portions thereof, including its rights with respect to the forfeiture of the RSUs pursuant to Section 2 above, to any person or persons.
          (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
          (f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(f).

          (g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
          (i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.
          (k) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.
          (l) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NASHUA CORPORATION

By:

Name:
Title:

[Name of Participant]

Address: